Exhibit 23.2


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference, in the Registration Statement (Form S-8) pertaining to the Alternative Technology Resources, Inc. 2002 Stock Option Plan and Stock Option Agreement, of our report dated August 16, 2002, with respect to the financial statements of Alternative Technology Resources, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Sacramento, California
February 10, 2003